Exhibit 10.5

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE

AMERICAN INTEGRITY INSURANCE GROUP, INC.

2025 LONG-TERM INCENTIVE PLAN

1. Award of Awarded Units. Pursuant to the American Integrity Insurance Group, Inc. 2025 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of American Integrity Insurance Group, Inc., a Delaware corporation (the “Company”) and its Subsidiaries, the Company hereby grants to

(the “Participant”)

as an employee of the Company, has been granted an Award under the Plan for ________________ (_____________) Awarded Units (the “Awarded Units”), which may be converted into the number of whole shares of Common Stock (as determined under Section 4 below) equal to the number of vested Awarded Units (determined in accordance with Section 3 below), subject to the terms and conditions of the Plan and this Performance Restricted Stock Unit Award Agreement (this “Agreement”). The Date of Grant of this Award is _____________, 20__. The target number of shares of Common Stock that could be issued with respect to the Awarded Units if the target performance level is achieved, as set forth in Exhibit A hereto, is ______________ (___________) (the “Target Units”). Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Forfeiture. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Units.” All other Awarded Units are collectively referred to herein as “Unvested Units.” The Participant shall be eligible to receive shares of Common Stock with respect to the Vested Units in accordance with Section 4 below.

a. Except as otherwise provided in this Section 3, the Awarded Units will vest on the date the Committee determines whether the vesting conditions set forth on Exhibit A hereto have been achieved (which date shall be after the end of the Performance Period (as defined in Exhibit A) and no later than March 15, 20__), provided that the Participant is employed by or providing services to the Company or a Subsidiary on such date.

b. Except as otherwise provided by Section 3.c. and Section 3.d. hereof, immediately upon the Participant’s Termination of Service for any reason whatsoever, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Units.

c. Notwithstanding the foregoing, if the Participant’s employment with the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability or the Participant incurs a Termination of Service by the Company without Cause, all Unvested Units shall immediately become Vested Units upon such termination (with Awarded Units vesting at the target (100%) performance level). If the Participant is party to an employment agreement with the Company or any of its Subsidiaries that contains a definition of “Good Reason,”

then a termination by the Participant of the Participant’s employment with the Company or any of its Subsidiaries for Good Reason also shall result in all Unvested Units becoming Vested Units immediately upon such termination (with Awarded Units vesting at the target (100%) performance level). Notwithstanding the foregoing, if Participant incurs a termination of employment as described in this Section 3.c after the end of the Performance Period and actual performance exceeds target performance, then the number of Awarded Units that become Vested Units under this Section 3.c instead shall be based on actual performance.

d. Notwithstanding the foregoing and regardless of whether the performance criteria set forth in Exhibit A have been achieved, in the event that a Change in Control occurs, then 100% of the Target Units shall immediately become Vested Units upon such Change in Control, provided that the Participant is employed by or providing services to the Company or a Subsidiary on such date; provided, however, that if prior to such Change in Control, the achievement of the relevant performance goals has been determined by the Committee to exceed the target level of performance, then 100% of the Awarded Units earned at such higher level of performance shall become Vested Units immediately upon such Change in Control (provided that the Participant is employed by or providing services to the Company or a Subsidiary on such date).

e. For purposes of this Agreement, “Cause” shall have the meaning ascribed to it in the Participant’s employment or other similar written agreement with the Company or any of its Subsidiaries, or if the Participant does not have any such agreement, “Cause” shall mean the occurrence of any of the following events, as determined by the Board in its reasonable discretion: (i) an act or acts of theft, embezzlement, fraud, or dishonesty by Participant, regardless of whether it relates to the Company or its Subsidiaries; (ii) a willful or material misrepresentation by Participant that relates to the Company or its Subsidiaries or has a materially adverse impact on the Company or its Subsidiaries; (iii) any violation by Participant of any fiduciary duties owed by Participant to the Company or its Subsidiaries; (iv) Participant’s conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction); (v) Participant’s breach of the Company’s written code of conduct and business ethics or other material written policy, procedure or guideline in effect from time to time relating to personal conduct, which Participant failed to cure within ten (10) calendar days after receiving written notice from the Board specifying the alleged violation; (vi) Participant’s continued and willful failure to substantially perform Participant’s responsibilities to the Company under this Agreement, after written demand for substantial performance has been given by the Board that specifically identifies how Participant has not substantially performed Participant’s responsibilities, which Participant failed to cure within ten (10) calendar days after receiving written notice from the Board specifying the alleged failure or refusal; or (vii) a material breach by Participant of this Agreement or any other agreement to which Participant and any member the Company or its Subsidiaries are parties.

4. Delivery of Common Stock. Subject to the provisions of the Plan and this Agreement, the Company shall convert the Vested Units into the number of whole shares of Common Stock equal to the number of Vested Units and shall deliver to the Participant or the Participant’s personal representative a number of shares of Common Stock equal to the number of Vested Units credited to the Participant as soon as administratively practicable, and in no event later than 60 days following the date on which the Awarded Units became Vested Units.

5. Who May Receive Common Stock with Respect to Vested Units. During the lifetime of the Participant, the Common Stock received upon conversion of the Vested Units may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Awarded Units are converted into shares of Common Stock as described in Section 4 above, the Common Stock relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

6. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to the Awarded Units until the issuance of a certificate or certificates to the Participant or the registration of such shares of Common Stock in the Participant’s name. The Awarded Units shall be subject to the terms and conditions of this Agreement. If any dividends or other distributions are paid with respect to the shares of Common Stock underlying the Awarded Units while the Awarded Units are outstanding, (i) the dollar amount or Fair Market Value of such dividends or distributions with respect to the number of shares of Common Stock then underlying the Awarded Units shall be credited to a bookkeeping account and held (without interest) by the Company for the account of the Participant until the date the Awarded Units become Vested Units and are converted and paid; and (ii) such dividend equivalents withheld pursuant to clause (i) attributable to any Awarded Units shall be distributed to such Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividend equivalents, if applicable, upon the date such Awarded Units become Vested Units and are converted and paid. Such dividend equivalents shall be subject to the same vesting and forfeiture provisions as the Awarded Units to which they relate. Any accrued amounts with respect to Unvested Units shall be forfeited upon any forfeiture of the related Unvested Units.

7. No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

8. Non-Assignability. The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9. The Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for the Participant’s review by the Company and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts the Awarded Units subject to all the terms and provisions thereof.

10. Adjustment of Number of Awarded Units and Related Matters. The number of shares of Common Stock covered by the Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to register any shares of Common Stock in the Participant’s name or issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 12 shall be final, binding, and conclusive. The obligations of the Company and the obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

13. Investment Representation. Unless the Awarded Units are issued in a transaction registered under applicable federal and state securities laws, by the Participant’s execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for the Participant’s own account and not with any intent for resale or distribution in violation of federal or state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

15. Claims. The Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party regarding the subject matter of this Agreement, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise regarding the subject matter of this Agreement that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

20. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties (electronically or otherwise); provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

American Integrity Insurance Group, Inc.

5426 Bay Center Drive, Suite 600

Tampa, FL 33609

Attn: [____________]

b. Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

26. Clawback. The Participant acknowledges, understands and agrees, with respect to any shares of Common Stock delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement, that such shares of Common Stock shall be subject to recovery by the Company, and the Participant shall be required to repay such shares of Common Stock, in accordance with the Company’s clawback policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s clawback policy at any time.

27. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, including, without limitation, any possible tax consequences of this Agreement in connection with Section 409A of the Code. The Company and its Subsidiaries (for purposes of this Section 27, the term “Company” shall be deemed to include any applicable Subsidiary of the Company) shall, prior to the date of conversion, require the Participant receiving shares of Common Stock upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate or the registration of such shares in the Participant’s name for such shares of Common Stock. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; (ii) with the consent of the Company, the actual delivery by the Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (iii) with the consent of the Company, the Company’s withholding of a number of shares to be delivered upon the settlement of the Award, which shares so withheld have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (iv) through a broker-assisted sale, whereby a broker sells a portion of the shares of Common Stock issued upon settlement of the Award and remits a portion of such sale proceeds to the Company in an amount sufficient to satisfy such tax withholding obligation; (v) any combination of (i), (ii), (iii) or (iv); provided, however, that if Participant is subject to the short-swing profit rules under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Company at the time any such tax withholding obligations are required, the Company shall automatically reduce the number of shares of Common Stock otherwise to be provided upon settlement of the Award by a number of shares of Common Stock (rounded up to the next whole share of Common Stock) having a Fair Market Value on the date of such reduction equal to the amount of withholding taxes so required (with such withholding taxes under this proviso to be calculated (and withholding to occur) at the maximum combined federal, state, local, foreign, employment and other tax withholding rates). If the Participant does not make appropriate arrangements for the satisfaction of such tax withholding obligations, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold the number of shares to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; provided, however, if the Participant is a “specified employee” as defined in Treasury Regulation section 1.409A-1(i) and the settlement of the Awarded Units is subject to the six month delay provided for in Section 28 below, the Company shall withhold the number of shares attributable to the employment taxes on the date of the Participant’s Termination of Service and withhold the number of shares attributable to the income taxes on the date the Awarded Units are settled.

28. Section 409A.

a. To the extent (i) any shares of Common Stock to which the Participant becomes entitled under this Agreement in connection with the Participant’s termination of employment with the Company constitutes deferred compensation subject to Section 409A of the Code; (ii) the Participant is at the time of his separation from service a “specified employee” under Section 409A of the Code; and (iii) at the time of the Participant’s separation from service the Company is publicly traded (as defined in Section 409A of the Code), then such shares of Common Stock (other than any delivery of Common Stock permitted by Section 409A of the Code to be paid or delivered within six months of the Participant’s separation from service) shall not be made until the earlier of (x) the first day of the seventh month following the Participant’s separation from service or (y) the date of the Participant’s death following such separation from service. Upon the expiration of the applicable deferral period, any shares of Common Stock which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 28 (together with, as applicable, accrued interest thereon) shall be delivered to the Participant or the Participant’s beneficiary in one lump sum.

b. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are deferred compensation subject to (and not exempt from) Section 409A of the Code upon or following a termination of employment unless such termination is also a “separation from service” (within the meaning of Section 409A of the Code).

c. It is intended that this Agreement be exempt from (or if not exempt, comply with) the provisions of Section 409A of the Code so as to not subject the Participant to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

29. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company for such purpose.

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[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence the Participant’s consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

AMERICAN INTEGRITY INSURANCE GROUP, INC.

By:

Name:
Title:

PARTICIPANT:

Signature

Name:

Address:

Signature Page to the

Restricted Stock Unit Award Agreement

Exhibit A

Performance Vesting Conditions

Exhibit A to the

Restricted Stock Unit Award Agreement